EXHIBIT 2

IDENTIFICATION AND CLASSIFICATION OF MEMBERS OF THE GROUP

SC Fundamental Value Fund, L.P
SC Fundamental LLC
Peter M. Collery
Neil H. Koffler
John T. Bird
David A. Hurwitz
SC Fundamental LLC Employee Savings and Profit Sharing Plan